Exhibit 10.19

MANUFACTURING AGREEMENT

THIS MANUFACTURING AGREEMENT ("Agreement") is entered into this 2nd day of November, 2011 effective as of September 15, 2011 ("Effective Date") by and between FUSE SCIENCE INC., a Delaware corporation, having its principal place of business at 20900 NE 30th Ave., Eighth Floor, Miami, Florida 33180 ("Fuse Science"), Cure IP Holdings LLC ("Cure IP"), a Delaware limited liability company having its principle offices at 1620 Beacon Place Oxnard, CA 93033 and Cure Pharmaceutical Inc. ("Cure Pharma" or "Manufacturer") a California company license having its place of business at 1620 Beacon Place, Oxnard, CA 93033.

RECITALS

WHEREAS, pursuant to an Exclusive Patent and Technology Licensing Agreement ("License Agreement") by and between Platform Delivery Technologies, Inc., ("PDT"), Cure IP and certain related parties including Robert S. Davidson ("Davidson"), Edward Maliski ("Maliski") and Eric E. Allen ("Allen")) Exclusive License Agreement certain exclusive and unencumbered rights were granted to Cure IP in pending patent applications, know how, and related confidential information directed to bioactive agents having transdermal and sublingual application ("Subject Technology" as defined in the Exclusive License Agreement)

WHEREAS, Cure IP was previously formed as an intellectual property holding company for purposes of filing, prosecuting, and later licensing patent rights, rights to pending patent applications, know-how, trade secrets and confidential / proprietary information in the field of bioactive agents, including but not limited to transdermal and sublingual absorbed compositions —all of which has been (and are being) developed by PDT, Davidson, Maliski and Allen;

WHEREAS, Cure IP is the sole and exclusive owner of certain intellectual property including certain pending patent applications, know how, and confidential information relating to bioactive agents, including but not limited to transdermal and sublingual absorbed compositions and medicinal carriers ("Subject Technology" as defined in the Exclusive License Agreement);

WHEREAS, Cure IP acknowledges that the Subject Technology is to the best of its knowledge and belief owned solely and exclusively by Cure IP without encumbrances;

WHEREAS, Fuse Science maintains exclusive and unencumbered rights in the Subject Technology by way of an limited Patent and Technology License Agreement for manufacturing and research efforts with both Cure IP and Cure Pharma (amongst other related entities) which allows Fuse Science to market, distribute, promote, sell and offer for sale certain bioactive agents for transdermal and sublingual application;

WHEREAS, Cure IP has granted certain limited rights to Cure Pharma for purposes of manufacturing, making and creating the requisite bioactive agents for commercial sale by Fuse Science;

WHEREAS, Cure Pharma and Fuse Science desire to agree and understand the manufacturing costs relating to the manufacture, making and creation of these bioactive agents;

NOW, THEREFORE, in consideration of the promises and agreements set forth herein, the parties, each intending to be legally bound hereby, do promise and agree as follows:

1

TERMS AND CONDITIONS

I. MANUFACTURE GRANT AND RESTRICTIONS

A. Cure IP hereby confirms its grant to Cure Pharma of a limited license to manufacture the requisite bioactive agents on behalf of Fuse Science.

B. Fuse Science hereby grants Cure Pharma the right to manufacture, design, develop, create and the bioactive agents based upon the Subject Technology for the term of this Agreement.

C. Cure Pharma is restricted and may not grant sublicenses to any third parties for purposes of providing manufacturing support to Fuse Science with regard to the contemplated Subject Technology.

D. Cure Pharma shall use its best efforts to make, manufacture, create and develop Licensed Products at its own expense during the term of this Agreement.

E. Cure Pharma and Cure IP are restricted from selling Licensed Products as defined in the Exclusive License Agreement based upon the Subject Technology to any third party apart from Fuse Science.

II. TERM OF THE AGREEMENT

This Agreement shall commence on the Effective Date and shall extend for an initial term of one (1) year. The Agreement shall renew automatically for additional one-year periods unless terminated as provided herein. Notwithstanding the foregoing, this Agreement shall expire simultaneously with the expiration of the last patent based upon, derived from or that seeks priority to the Subject Technology. The first year, renewals, and expiration of the Agreement shall collectively be referred to as "Term" herein.

III. COMPENSATION

A. In consideration for the licenses granted hereunder, Fuse Science agrees to pay Cure Pharma during the Term of this Agreement, the amounts articulated and identified in Exhibit A attached hereto in order to manufacture, make and create the contemplated Licensed Products based upon the Subject Technology ("Payment").

B. Payment owed by Fuse Science shall be calculated by Cure Pharma on a quarterly basis ("Payment Period") and shall be payable no later than thirty (30) days after the termination of the preceding full calendar quarter, i.e., commencing on the first (1st) day of January, April, July, and October with the exception of the first and last calendar quarters which may be, shortened, depending upon the effective date of this Agreement.

C. With each Payment, Cure Pharma shall provide Fuse Science with a written statement in a form (or forms) acceptable and approved by Fuse Science. Such statement shall be certified as true and accurate by a duly authorized officer of Cure Pharma, reciting the units (or amounts) manufactured and distributed to Fuse Science, along with the gross invoice amount. Such statements shall be furnished to Fuse Science routinely (and at least monthly) during the Payment Period.

D. A Payment obligation shall accrue based upon the manufacture and preparation of the commercially viable bioactive agent at the time of preparation by Cure Pharma.

2

E. The receipt or acceptance by Fuse Science of any statement, or the receipt or acceptance of any Payment made, shall not prevent Fuse Science from subsequently challenging the validity or accuracy of such statement or Payment.

F. Upon expiration or termination of this Agreement, all Payment obligations, shall be accelerated and shall immediately become due and payable.

G. Fuse Science's obligations to make payments shall survive expiration or termination of this Agreement (whichever comes first) and will continue so long as Fuse Science manufacturers, makes and prepares the contemplated bioactive agents.

H. Cure Pharma's obligations to make the requisite Payments shall survive expiration or termination of this Agreement and will continue as long as Cure Pharma continues to make, manufacture and create the contemplated bioactive agents.

I. All payments due hereunder shall be made in United States currency drawn on a United States bank, unless otherwise specified between the parties.

IV. RIGHT TO AUDIT AND MAITENANCE OF RECORDS

A. Fuse Science shall have the right, upon at least ten (10) days of written notice (but no more than once per calendar quarter) to inspect Cure Pharma's books and records with regard to manufacture of the contemplated bioactive agents based upon the Subject Technology. Such inspection right shall include any and all records relating to testing, quality control, and batch processing for the commercial materials to be sold (and offered for sale) by Fuse Science.

B. In the event that any such inspection reveals a substantiated discrepancy, Cure Pharma agrees to pay Fuse Science the cost for such inspection, the costs to cure such discrepancies, as well as any attorney's fees connected therewith.

C. All books and records relative to Cure Pharma's obligations hereunder shall be maintained and kept accessible and available to Fuse Science for inspection for at least three (3) years after termination of this Agreement.

D. In the event that an investigation of Cure Pharm's books and records is made, certain confidential and proprietary business information of Cure Pharma may necessarily be made available to the person or persons conducting such investigation. It is agreed that such confidential and proprietary business information shall be retained in confidence by Fuse Science shall not be used by Fuse Science or disclosed to any third party for a period of five (5) years from the date of disclosure, or without the prior express written permission of Cure Pharma unless required by law.

V. NOTICES, QUALITY CONTROL AND SAMPLES

A. The terms and continues contemplated herein are based upon Cure Pharma's agreement to comply with the marking provisions of the patent laws of the United States, including those under the America Invents Act of September 2011.

B. All packaging shall include all appropriate legal notices as required by Fuse Science.

C. All Licensed Products manufactured by Cure Pharma under this Agreement shall be of high quality and conform with those samples previously provided to Fuse Science. In addition, such bioactive agents shall provide the requisite nutraceutical and pharmacological affects and suggested and represented by Cure Pharma.

3

D. If the quality of any batch of Licensed Products falls below Fuse Science's approved quality standards, Cure Pharma shall use its best efforts to restore such quality, including replacement of such batch fee of cost to Fuse Science. In the event that Cure Pharma has not taken appropriate steps to restore such quality within thirty (30) days after notification by Fuse Science, Fuse Science shall have the right to immediately terminate this Agreement.

E. Prior to commencement of manufacture of the Licensed Products based upon the Subject Technology, Cure Pharma shall submit to Fuse Science, at no cost to Fuse Science for approval and review, a sufficient level of samples of the contemplated bioactive agents for review and independent testing. Once such samples have been approved by Fuse Science, Cure Pharma shall not materially depart therefrom without Fuse Science's prior express written consent, which shall not be unreasonably withheld.

F. At least once during each calendar year, Cure Pharma shall submit to Fuse Science, for approval additional samples for purposes of review and testing.

G. Cure Pharma agrees to permit Fuse Science or its representative to inspect the facilities where the Licensed Caps are being manufactured and packaged during normal business hours without interruption to business operations.

VI. COMMUNICATIONS, NOTICES AND PAYMENT

A. The parties agree to timely inform each other of all information that may have an impact on the business of the other party. The parties also agree to timely inform each other of any quality control issues.

B. Any notice required to be given pursuant to this Agreement shall be in writing and delivered personally to the other party at the above stated address, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service.

C. Either party may change the address to which notice or payment is to be sent by written notice to the other in accordance with the provisions of this paragraph.

VII. TERMINATION

The following termination rights are in addition to the termination rights that may be provided elsewhere in this Agreement:

A. This Agreement may be terminated by either party upon thirty days written notice to the other party in the event of a breach of a material provision of this Agreement by the other party, provided that during the thirty-day period, the breaching party fails to cure such breach to the other party's satisfaction.

B. The parties shall have the right to terminate this Agreement at any time on sixty (60) days written notice to the other party.

VIII. POST TERMINATION RIGHTS

A. Not less than thirty days prior to the expiration of this Agreement or immediately upon termination thereof, Cure Pharma shall provide Fuse Science with a complete list of all inventory of bioactive agents based upon the Subject Technology.

4

B. Upon the expiration or termination of this Agreement, all the rights of Cure Pharma under this Agreement shall forthwith terminate and immediately revert to Fuse Science.

IX. INFRINGEMENTS

A. Fuse Science shall have the sole and exclusive right, in its discretion, to institute and prosecute lawsuits against third persons for infringement of the rights licensed in this Agreement. All sums recovered in any such lawsuits, whether by judgment, settlement or otherwise, in excess of the amount of reasonable attorneys' fees and other out of pocket expenses of such suit, shall be retained solely by Fuse Science.

B. Cure Pharma agrees to fully cooperate with Fuse Science in the prosecution of any such suit against a third party and shall execute all papers, testify on all matters, and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. Fuse Science shall reimburse Cure Pharma for any expenses incurred as a result of such cooperation.

X. JURISDICTION AND DISPUTES

A. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida and the United States.

B. All disputes under this Agreement shall be resolved by the courts in Miami Dade County, Florida, including the United States District Court for the Southern District of Florida, and the parties all consent to the jurisdiction of such courts, agree to accept service of process by mail, and hereby waive any jurisdictional or venue defenses otherwise available to it.

XI. AGREEMENT BINDING ON SUCCESSORS

The provisions of this Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors and assigns.

XII. WAIVER

No waiver by either party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Agreement.

XIII. SEVERABILITY

If any term, clause, or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from the Agreement.

XIV. NO JOINT VENTURE

A. Nothing contained herein shall constitute this arrangement to be employment, a joint venture or a partnership.

B. Cure Pharma shall maintain its own worker's compensation coverage, pay taxes, and otherwise be solely responsible for maintaining its employees.

5

C. Cure Pharma shall be responsible for determining, collection and remitting applicable sales taxes in every venue where required. Fuse Science shall not be responsible for filing sales tax returns or otherwise complying with revenue collection activities in any jurisdiction where required.

XV. ASSIGNABILITY

The license granted hereunder is personal to Cure Pharma and shall not be assigned by any act of Cure Pharma or by operation of law.

XVI. INTEGRATION

This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties, and is intended as a final expression of their Agreement. It shall not be modified or amended except in writing signed by the parties hereto and specifically referring to this Agreement. This Agreement shall take precedence over any other documents which may be in conflict with said Agreement.

[The remainder of this page intentionally left blank. Signature page follows.]

6

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

	FUSE SCIENCE INC.	CURE IP HOLDINGS LLC

By:	/s/ Brian Tuffin	By:	/s/ Robert S. Davidson
	Brian Tuffin, COO, President		Robert S. Davidson, Managing Member,
Cure Pharmaceutical Inc.

CURE PHARMACEUTICAL INC.

		By:	/s/ Robert S. Davidson
Robert S. Davidson, CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

/s/ Edward Maliski, PhD
Edward Maliski, PhD

/s/ Eric E. Allen, PhD
Eric E. Allen, PhD

/s/ Robert S. Davidson
Robert S. Davidson

7

EXHIBIT A

PRICING FOR MANUFACTURING BY CURE PHARMA

IT IS UNDERSTOOD THAT THE PARTIES HERETO ARE CONTINUOUSLY WORKING TO MUTUALLY AGREED COST TARGETS WITH VOLUME HURDLES AND INCENTIVE TARGETS FOR EACH RESPECTIVE PRODUCT.

8